Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
333-33978, 811-09885

Amended and Restated Trust Instrument dated March 18, 2003 is incorporated herein by reference to Exhibit 1(i) to Post-Effective Amendment No. 12 to Janus Adviser Series' registration statement on Form N-1A, filed on April 3, 2003, accession number 0001035704-03-000206 (File No. 333-33978).

First Amendment dated June 2, 2003 to Janus Adviser Series Amended and Restated Trust Instrument dated March 18, 2003 is incorporated herein by reference to
Exhibit 1(k) to Post-Effective Amendment No. 15 to Janus Adviser Series' registration statement on Form N-1A, filed on September 26, 2003, accession number 0001035704-03-000698 (File No. 333-33978).